Exhibit 99.1

OptimizeRx Reports Fourth Quarter and Full Year 2022 Financial Results

-	Q4 revenue of $19.7 million, down 3% year-over-year and up 30% quarter-over-quarter

-	Q4 gross profit increased 1% year-over-year to $12.5 million as gross margins increased from 61% to 63%

-	Generated $10.7 million in cash flow from operations in 2022

-	Repurchased 1.2 million shares during 2022 at an average price of $16.49 per share

-	Exited 2022 with six Real-World Data Artificial Intelligence (RWD-AI) deals

ROCHESTER, Mich. – March 8, 2023 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, reported results for the fourth quarter and full year ended December 31, 2022.

	Twelve Months Ended December 31,
Key Performance Indicators (KPIs)*	2022	2021
Average revenue per top 20 pharmaceutical manufacturer	$2,143,296	$2,484,557
Percent of top 20 pharmaceutical manufacturers that are customers	90%	95%
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	62%	77%
Net revenue retention	90%	127%
Revenue per average full-time employee	$606,312	$729,674

Will Febbo, OptimizeRx CEO commented, “Macro headwinds made 2022 an extremely challenging year. As a result, we are taking a conservative approach to guidance for 2023. However, during 2022, we made the decision to skate to where the puck is going to be and strengthened our platform and team around advanced/smarter solutions, particularly our RWD-AI offering. We believe this is bearing fruit, which is best evidenced by our exiting 2022 with six RWD-AI deals. Even more encouraging is the RWD-AI pipeline that's been built in recent months, which now encompasses several dozen deals. I believe our current revenue backlog, and the momentum we are currently seeing, positions the Company to return to at least double digit revenue growth this year.

"We continue to be at the nexus of a paradigm shift in health technology enablement. The culmination of our technology investments, partnerships and acquisitions in combination with the largest in workflow point of care network in the U.S., has created a robust single stop, total solution suite that is delivering care focused engagement between life science organizations, doctors and patients while driving a superior ROI for the brands that we serve. Looking ahead, we see our land and expand strategy continue to capture industry whitespace over the next three to five years which we believe will result in the Company growing to multiples of its current size."

Financial Highlights

●	Revenue in the fourth quarter of 2022 decreased 3% to $19.7 million, from $20.3 million in the same period of 2021, with the full year of 2022 up 2% as compared to the same year-ago period.

●	Gross profit in the fourth quarter of 2022 increased 1% year-over-year to $12.5 million.

●	GAAP net loss totaled $(0.3) million or $(0.02) per basic and diluted share in the fourth quarter.

●	Non-GAAP net income in the fourth quarter totaled $4.4 million or $0.25 per fully diluted shares outstanding. (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Completed our 2022 share repurchase program and repurchased 1,214,398 shares during 2022 at an average price of $16.49 per share

●	Cash, cash equivalents and short-term investments totaled $74.1 million as of December 31, 2022, as compared to $78.8 million as of September 30, 2022.

Financial Outlook

For the full year 2023, the Company expects net revenues to increase at least 10% year-over-year, and gross margins to be between 58% and 62%.

OptimizeRx is providing revenue guidance for its fiscal first quarter ending March 31, 2023 and is looking for revenue to come in between $11.5 million and $13 million.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Wednesday, March 8, 2023

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: https://viavid.webcasts.com/starthere.jsp?ei=1600324&tp_key=1bf1fbca3f

Toll-free dial-in number: 1-888-886-7786

International dial-in number: 1-416-764-8658

Conference ID: 26399560

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income and non-GAAP net income per diluted share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cash flow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that exclude non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of Non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of Non-GAAP net income and Non-GAAP EPS for the fourth quarter and full year ended December 31, 2022 and 2021.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: Top 20 pharmaceutical manufacturers are based on Fierce Pharma’s “The top 20 pharma companies by 2020 revenue.”

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent period.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERx CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current Assets
Cash and cash equivalents	$18,208,685	$84,681,770
Short-term investments	55,931,821	—
Accounts receivable, net	22,155,301	24,800,585
Prepaid expenses and other	2,280,828	5,630,655
Total Current Assets	98,576,635	115,113,010
Property and equipment, net	137,448	143,818
Other Assets
Goodwill	22,673,820	14,740,031
Technology assets, net	7,702,895	4,589,126
Patent rights, net	1,940,178	2,155,026
Right of use assets, net	235,320	328,820
Other intangible assets, net	3,379,838	3,902,502
Security deposits and other assets	5,051	12,859
Total Other Assets	35,937,102	25,728,364
TOTAL ASSETS	$134,651,185	$140,985,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$1,549,979	$606,808
Accrued expenses	2,601,246	2,902,836
Revenue share payable	3,990,440	4,378,216
Current portion of lease liabilities	89,902	90,982
Deferred revenue	164,309	1,389,907
Total Current Liabilities	8,395,876	9,368,749
Non-Current Liabilities
Lease liabilities, net of current portion	144,532	236,726
Total Liabilities	8,540,408	9,605,475
Commitments and contingencies (See Note 15)
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 18,288,571 and 17,860,975 shares issued at December 31, 2022 and 2021, respectively	18,289	17,861
Treasury stock, $0.001 par value, 1,214,398 and none purchased at December 31, 2022 and 2021, respectively	(1,214)	—
Additional paid-in-capital	172,785,800	166,615,514
Accumulated deficit	(46,692,098)	(35,253,658)
Total Stockholders’ Equity	$126,110,777	$131,379,717
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$134,651,185	$140,985,192

The accompanying notes are an integral part of these financial statements.

OPTIMIZERx CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,	For the year ended December 31,
	2022	2021

Net revenue	$62,450,156	$61,292,598
Cost of revenues	23,483,336	25,654,384
Gross margin	38,966,820	35,638,214

Operating Expenses
Stock-based compensation	15,745,822	5,491,957
Depreciation, amortization, and noncash lease expense	2,022,029	2,086,454
Other general and administrative expenses	33,489,707	27,698,703
Total operating expenses	51,257,558	35,277,114
Income (loss) from operations	(12,290,738)	361,100
Other income
Interest income	852,298	16,979
Income (loss) before provision for income taxes	(11,438,440)	378,079
Income tax benefit	—	—
Net income (loss)	$(11,438,440)	$378,079
Weighted average number of shares outstanding – basic	17,783,992	17,228,019
Weighted average number of shares outstanding – diluted	17,783,992	17,690,489
Income (loss) per share – basic	$(0.64)	$0.02
Income (loss) per share – diluted	$(0.64)	$0.02

The accompanying notes are an integral part of these financial statements.

OPTIMIZERx CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,438,440)	$378,079
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,022,029	1,965,325
Increase in bad debt reserve	363,512	80,000
Stock-based compensation	15,745,822	5,491,957
Changes in:
Accounts receivable	2,281,773	(6,994,880)
Prepaid expenses and other assets	2,650,951	(1,174,044)
Accounts payable	943,171	(11,442)
Revenue share payable	(387,776)	(591,652)
Accrued expenses and other liabilities	(301,592)	482,475
Change in operating lease liabilities	226	(3,891)
Deferred revenue	(1,225,598)	1,104,112
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,654,078	726,039

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(81,005)	(100,322)
EvinceMed acquisition	(2,000,000)	—
Purchase of short-term investments	(55,931,821)	—
Acquisition of intangible assets, including intellectual property rights	(1,830)	(21,511)
Capitalized software development costs	(161,730)	(364,166)
NET CASH USED IN INVESTING ACTIVITIES	(58,176,386)	(485,999)

CASH FLOWS (USED IN ) / PROVIDED BY FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of offering costs	—	70,671,536
Repurchase of common stock	(20,024,258)	—
Proceeds from exercise of stock options, net of cash paid for withholding taxes	1,073,481	4,864,231
Payment of contingent consideration	—	(1,610,813)
NET CASH (USED IN) / PROVIDED BY FINANCING ACTIVITIES	(18,950,777)	73,924,954
NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(66,473,085)	74,164,994
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	84,681,770	10,516,776
CASH AND CASH EQUIVALENTS – END OF PERIOD	$18,208,685	$84,681,770

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Reduction of EvinceMed purchase price for amounts previously paid	$708,334	$—
Shares issued in connection with acquisition	$9,374,455	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

OPTIMIZERx CORPORATION

RECONCILIATION of NON-GAAP to GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (Loss) Income	$(325,836)	$623,462	$(11,438,440)	$378,079
Depreciation and amortization	456,545	506,279	2,022,029	2,086,452
Stock-based compensation	4,269,160	2,879,759	15,745,822	5,491,957
Acquisition expense	—	—	19,739	—
Non-GAAP net income	4,399,869	4,009,500	6,349,150	7,956,488

Non-GAAP net income per share
Diluted	$0.25	$0.22	$0.35	$0.45
Weighted average shares outstanding:
Diluted	17,285,777	18,410,160	18,048,477	17,690,489